News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas Officially Rebranded Taronis Technologies, Inc.

New Website and Corporate Presentation Available

TAMPA, FL – February 1, 2019 –Taronis Technologies, Inc. (“Taronis”) or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental conservation industry, formally announced its corporate rebrand and name change today. The Company is now known as Taronis Technologies, which is derived from “Taranis” the Celtic mythological god of thunder and lighting. This deity is also closely associated with the Celtic wheel, which provides a strong link to the European concept of a circular, sustainable economy.

In conjunction with this corporate rebranding, Taronis has launched a new website. There will be extensive new investor content forthcoming, including a library of product demonstrations, corporate and client interviews, on site video from our operated facilities across the US and internationally as the Company expands.

The Company also provided a comprehensive new corporate presentation, which provides a comprehensive update on the Company’s US acquisition success, international expansion, and the launch of its North Carolina water decontamination business. All corporate content can be found at the Company’s new website at http://www.TaronisTech.com.

“This marks the beginning of a new chapter in our Company’s progress,” commented Scott Mahoney, Chief Executive Officer. “Today is result of two years of hard work. First, we recapitalized the Company to execute a complete business transformation. With that capital, we have driven 600% revenue growth and expanded across the US in 13 months through 7 acquisitions. Finally, we completed a total executive team overhaul in November.”

Mr. Mahoney concluded, “Now, we want to fully put the past behind us and move forward as a strong, growing and exciting new global brand. We are now a resource conservation company, and we help manage two of our most precious resources; fuel and water. Our new corporate mission statement is: Cleaner – Safer – Smarter. Our technology will drive global solutions that meet these three criteria at all times as we seek to solve some of the most pressing global issues at hand today.”

About Taronis Technologies, Inc.

Taronis Technologies, Inc. (MNGA) owns a patented plasma arc technology that enable two end use applications for fuel generation and water decontamination. The Company’s fuel technology enables a wide use of hydrocarbon based waste streams to be readily converted to fossil fuel substitutes. The Company is developing a wide range of end market uses for these fuels, including replacement products for propane, compressed natural gas and liquid natural gas. The Company currently markets a proprietary metal cutting fuel that is highly competitive with acetylene.

The Company distributes its proprietary metal cutting fuel through Independent Distributors in the U.S and through its wholly owned distributors: ESSI, Green Arc Supply, Paris Oxygen, Latex Welding Supplies, Tyler Welders Supply, United Welding Supplies, Trico Welding Supply and Complete Welding of San Diego. The Company operates 17 locations across California, Texas, Louisiana, and Florida.

The Company also owns a patented technology for the decontamination of waste water. This technology is proven to sterilize water, eradicating all pathogens. This technology also eliminates pharmaceutical contaminants such as antibiotics, hormones and other soluble drugs suspended in the contaminated water. Lastly, this process is capable of reducing or eliminating other contaminants, such as harmful metals, as well as nitrogen, phosphorus, and potassium levels that trigger toxic algae blooms. This technology has prospective commercial applications in the agricultural, pharmaceutical, and municipal waste markets. For more information on Taronis, please visit the Company’s website at http://www.TaronisTech.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.